Exhibit 23.1

Global Ship Lease, Inc.
c/o Global Ship Lease Services Limited
25 Wilton Road
London SW1V 1LW

April 13, 2021

Ladies and Gentlemen:
Reference is made to the registration statement on Form F-3 (File No. 333-231509) of Global Ship Lease, Inc. (the “Company”), the prospectus included therein filed with the U.S. Securities and Exchange Commission (the “SEC”), a preliminary prospectus supplement thereto dated April 8, 2021 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement thereto dated April 9, 2021 (the “Final Prospectus Supplement”). We hereby consent to all references to our name in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, including by reference to the Company’s annual report on Form 20-F for the year ended December 31, 2020, and to the use of the statistical information and industry and market data supplied by us as set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. We further advise the Company that our role has been limited to the provision of such statistical information and industry and market data supplied by us. With respect to such information and data, we advise you that:
(1) we have accurately described the information and data of the container shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and
(2) our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the container shipping industry.
We hereby consent to the filing of this letter as an exhibit to the report of the Company on Form 6-K to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement, and the references to our firm in the section of the Preliminary Prospectus Supplement and the Final Prospectus Supplement entitled “Experts.”
Yours faithfully,

Maritime Strategies International Ltd.

/s/Adam Kent
Dr Adam Kent Managing Director